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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                      FORM 8-K



                                   CURRENT REPORT
                         Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934


                         Date of Report:   August 12, 1998
                         (Date of earliest event reported)



                                LTC PROPERTIES, INC.
               (Exact name of registrant as specified in its charter)

          MARYLAND                       1-11314               71-0720518
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)



                          300 ESPLANADE DRIVE, SUITE 1860
                              OXNARD, CALIFORNIA 93030
            (Address of principal executive offices, including zip code)


                                   (805) 981-8655
                (Registrant's telephone number, including area code)

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ITEM 5.         OTHER EVENTS

        On August 12, 1998, LTC Properties, Inc. (the "Company") announced that it has agreed to sell and National Health Investors, Inc. ("NHI") has agreed to purchase 2,000,000 shares of LTC's Series C Convertible Preferred Stock (the "Series C Preferred Stock") at a price of $19.25 per share.

        The Series C Preferred Stock will be convertible into 2,000,000 shares of LTC common stock, will have an annual coupon of 8.5% payable quarterly and will have a liquidation preference of $19.25 per share.

        Definitive documents are being prepared and it is anticipated that the transaction will close in late August or early September 1998. The proceeds will be used for the repayment of debt and other general corporate purposes.









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                                     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LTC PROPERTIES, INC.


Date: August 25, 1998                      By /s/ JAMES J. PIECZYNSKI
                                             ---------------------------
                                           James J. Pieczynski
                                           President and Chief Financial Officer







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